                                                                     Exhibit (i)

                      Paul, Hastings, Janofsky & Walker LLP
                          55 Second Street, 24th Floor
                          San Francisco, CA 94105-3441
                             Telephone: 415-856-7070
                             Facsimile: 415-856-7100

(415) 856-7007
Exhibit (i)
davidhearth@paulhastings.com


April 16, 2003                                                       31547.00001


PayPal Funds
303 Bryant Street
Mountain View, California  94041

Re:      Consent of Counsel for PayPal Funds
         (File Nos. 333-80205 and 811-09381)

Ladies and Gentlemen:

We hereby consent to the continuing use in Post-Effective Amendment No. 8 of our legal opinion to PayPal Funds, dated April 9, 2002, originally filed as part of Post-Effective Amendment No. 6, on April 30, 2002.

Very truly yours,


/s/ David A. Hearth



David A. Hearth
of PAUL, HASTINGS, JANOFSKY & WALKER LLP